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                                                                    EXHIBIT 10.7

                       DVD MANUFACTURING LICENSE AGREEMENT

This DVD MANUFACTURING LICENSE AGREEMENT is made as of the 4th day of April, 2000, by and between MACROVISION CORPORATION, a Delaware corporation, having its principal place of business at 1341 Or1eans Drive, Sunnyvale, California 94089, U.S.A., facsimile number (408) 743-8610, and VIALTA.COM, INC., a California corporation, having its principal place of business at 48401 Fremont Blvd., Fremont, California 94538, facsimile number (510) 492-1098.

                                    RECITALS

A. Macrovision is the owner of all right, title and interest in and to certain anticopying technology which may be used to protect video material against unauthorized analog copying in connection with Digital Video Disc, Digital Video Cassette Recorder or DVD ROM program playback.

B. As the owner of such technology, Macrovision has developed a unique licensing structure which relies for its success upon the proper implementation of the technology by Licensee, and Licensee acknowledges the importance to the overall success of the DVD industry of Licensee 's compliance with the terms and specifications set out in this Agreement.

C. Licensee desires to incorporate the Macrovision anticopy technology components into Products.

D. Macrovision acknowledges Licensee's desire and is ready to make such technology available to Licensee in accordance with the terms and conditions contained in this Agreement.

E. Prior to the Effective Date of this Agreement, Licensee has made certain written representations to Macrovision, including but not limited to, representations regarding Licensee's background, senior executives, annual reports and/or financial statements, primary customers, bank and credit references, key shareholders, and how Licensee intends to utilize Macrovision technology in the commercial marketplace. Macrovision is relying on these representations in consenting to enter into this Agreement with Licensee.

                                    AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants set forth below, the parties agree as follows:

1.      DEFINITIONS

        In this Agreement,

        1.1 "ADAPTIVE CONTROL" means the ability to switch between the primary configuration of the Process and one or more secondary configurations of the Process on a real-time basis in accordance with the status of control bits read from the media;

        1.2 "AGC SYSTEM" means a system of modifying a video signal so as to inhibit the making of Playable video recordings therefrom. This modification includes adding a combination of either a pseudo sync or a regular sync pulse with an AGC pulse. These pairs of sync and AGC pulses are designed to cause the AGC circuitry in a Recording Device to miscalculate the proper gain setting and thereby render copy protection performance Effective;

        1.3     "AGREEMENT" means this agreement and all attachments hereto;

        1.4 "APPARATUS" means apparatus for implementing the Process within a Product;



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        1.5     "APPARATUS CLAIMS" means claims 14-20 of U.S. Patent No.
                4,631,603, claims 8-14 of U.S. Patent No. 4,577,216, claims 9-13 of U.S. Patent No. 4,819,098, claims 18-29, 32,33,44-52 of U.S.
                Patent No. 4,907,093, foreign counterparts thereof having a first filing date prior to April 14,2007, as well as reissues, continuations, continuations-in-part, divisions, patents of improvement, patents of addition, and inventor certificates thereof, and all patent applications for related improvements filed prior to April 14,2007;

        1.6 "AUTHORIZED COMPONENT SUPPLIER" means a Macrovision authorized supplier of manufactured Devices;

        1.7 "COLORSTRIPE" means the modification of a color video signal to inhibit the making of Playable video recordings thereof. The resultant color picture from a subsequent video tape recording will show variations in the color fidelity that appear as bands or stripes of color error;

        1.8 "COPY PROTECTED" means, when referring to a Disc or Digital Cassette, a Disc or Digital Cassette on which the Trigger Bits have been set to activate the Process in the Product; and when referring to program material means that the Process has been applied to the analog output of the Product;

        1.9 "DEVICE" means an Authorized Component Supplier's integrated circuit which contains the Apparatus;

        1.10 "DIGITAL CASSETTE" means a prerecorded digital video cassette which incorporates the Trigger Bits to activate or control part or all of the Process;

        1.11 "DISC" means a prerecorded digital video disc/digital versatile disc which incorporates the Trigger Bits to activate or control part or all of the Process;

        1.12 "DISPLAY DEVICE" means consumer-type television sets, TV-VCR Combinations which display an analog NTSC, PAL, YC or YUV signal, and all other devices which display NTSC, PAL, YC or YUV video signals from Products, which Licensee or its Subsidiaries or affiliates manufactures or sells;

        1.13 "DVCR TECHNOLOGY" means the technology used in the design development and/or manufacture of digital video cassette recorders utilizing industry standard specifications. Such recorders will reproduce real-time recordings as well as play back Digital Cassettes. Such recorders do not include digital recorders that record on a less-than-real time basis for later playback. For the purposes of this Agreement, "less-than-real-time" means any application in which a video program is transmitted to an end user in significantly less time than the program 's normal running time, and is recorded as received on any suitable medium, for later viewing by the end user;

        1.14 "DVD TECHNOLOGY" means the technology used in the design, development and/or manufacture of Digital Versatile Disc players and/or recorders utilizing industry standard specifications, independent of the laser technology, the method of media production and the disc or system parameters. Such players and/or recorders may utilize industry standard specifications and will reproduce real-time recordings as well as playback Discs. Such recorders do not include digital recorders that record on a less-than-real time basis for later playback;

        1.15 "EFFECTIVE" or "EFFECTIVENESS" or words of similar import means the characteristic of recording a Process-encoded input signal in such a way that it seriously degrades the recorded signal to produce a



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                picture, the entertainment value of which is destroyed. Subject to the foregoing, one means of determining whether the Effectiveness requirements have been met would be to ascertain:

                1.15.1. for the AGC System, that Recording Devices will react to the AGC signal such that, when a program has been Copy Protected with the AGC process, a Recording Device will create copies of the program which, when played back, display a reduction in their video signal amplitude of at least 65%. More specifically, a standard color bar signal containing 100% peak white, and measuring 1 volt peak-to-peak from sync tip to peak white, when Copy Protected according to the latest published AGC process specifications, should be reduced to 350 millivolts or less as measured from sync tip to peak white, when recorded and played back. [Note that the AGC pulses cycle in amplitude between zero and 117 IRE units. The reduction to 350 millivolts peak-to-peak of the recorded video level should be measured while the AGC pulses are at maximum level.];

                1.15.2. for Colorstripe, that a Recording Device will be
                        considered to have met the Effectiveness criteria for Colorstripe, if, on playing back a Colorstripe-protected video program which was recorded on the Recording Device used for such play back, any one or more of the following effects is produced:

                        1.15.2.1 a complete inversion of the color phase of the chroma on those lines which began with a Colorstripe-modified colorburst;

                        1.15.2.2 a complete loss of chroma on the active portion of those lines following a Colorstipe-modified colorburst;

                        1.15.2.3 a complete or intermittent loss of chroma throughout at least 50% of the visible image (if intermittent, the chroma should be missing not less than 50% of the time in any 10 second interval); or

                        1.15.2.4 any other form and level of degradation to which Macrovision in its sole and absolute discretion agrees in writing;

                1.15.3. Licensee may satisfy the requirements for Effectiveness herein by incorporating into its Recording Devices circuitry which will detect a modified signal as described in the AGC System and/or Colorstripe and, upon doing so, stop recording.

                1.15.4. Attachment 8 sets out the pertinent test criteria by which Licensee may verify the responsiveness of its VCR circuitry for the purpose of determining Effectiveness;

        1.16 "EFFECTIVE DATE" means the date entered in the preamble of this Agreement;

        1.17    "LICENSEE" means ViAlta.com, Inc. and its Subsidiaries;

        1.18    "MACROVISION" means Macrovision Corporation;

        1.19 "METHOD CLAIMS" means claims 1-13 of U.S. Patent No. 4,631,603, claims l-7 of U.S. Patent No. 4,577,216, and claims 1-8 of U.S. Patent No. 4,819,098, foreign counterparts thereof having a first filing date prior to April 14,2007, as well as reissues, continuations, continuations-in-part, divisions, patents of improvements, patents of addition and inventor certificates thereof, and all patent applications for related improvements filed prior to April 14, 2007;



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        1.20    "PERSONAL VIDEO RECORDER" means a stand-alone, real-time video recording appliance containing a Device, having both analog video input and output ports, which digitize the analog input for recording in a digital format on a removable or non-removable recording medium (other than a Digital Cassette or a Disc) with subsequent output as analog video;

        1.21 "PLAYABLE" and "PLAYABILITY" means the characteristic of not displaying materially degraded pictures from signals containing the Process, including color bars and active program material. The ideal playability requirement for an anticopy process requires that a skilled observer, viewing a variety of typical and worst case images on a large representative sampling of TV models in use, should be unable to determine whether copy protection is turned on or not. In this context, worst case images are those most likely to produce visible artifacts for the particular copy protection system in question. For the purposes of this Agreement, compliance with the Playability requirements of the Agreement will be determined largely by objective measurement criteria, but in light of the impossibility of including every possible situation under an objective measurement umbrella, Licensee is required to adhere to a subjective indicator of playability also. The subjective indicator, from which the objective measurements are derived, is as follows: the TV model in question, when displaying copy protected images, should not produce any artifacts as a result of the copy protection which could cause critical consumers to complain. Without limiting the generality of the foregoing, Playability will be deemed to have been achieved when:

                1.21.1. with respect to the AGC System,

                        1.21.1.1 Skew Errors. The horizontal phase lock loop shall have recovered from any disturbance caused by the pseudo-sync pulse component of the AGC process such that the first active line of each field shall be offset horizontally by no more than 200 nanoseconds from its correct position. Subsequent lines shall have smaller offsets in a smoothly diminishing manner. Also, the offset error profile on alternate fields shall differ by no more than 10%;

                        1.21.1.2 Clumping errors. The black level clamping circuits shall have recovered from any disturbance caused by the pseudo-sync/AGC pulse pairs, such that the blanking error on the first active line of each field shall be within 2 IRE unit of its correct value, and subsequent lines shall have smaller errors in a smoothly diminishing manner. Also, the error profile on alternate fields shall differ by no more than 0.5 IRE units to avoid flicker. This measurement should be carried out when the AGC pulses are at maximum amplitude;

                        1.21.1.3 Gain Errors. The gain of the luminance or chrominance channels of the TV set shall change by no more than 1% when the AGC pulses are cycled between maximum and minimum amplitude;

                        1.21.1.4 Vertical Jitter. Any vertical jitter caused by the interaction of the pseudosync pulses and the vertical sync circuits of the TV set shall be less than 0.05% of picture height; and

                        1.21.1.5 Retrace Blanking. TV sets should have adequate blanking to ensure the absence of any visible artifacts due to the presence of AGC pulses during the retrace period;



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                1.21.2. with respect to Colorstripe,

                        1.21.2.1 RGB amplitude Errors. The demodulated RGB signals shall exhibit no more than a 0.5% amplitude differential between lines with modified colorburst and lines with normal colorburst, measured using 75% color bars. Field to field (30Hz) changes of this differential should be less than 0.1%. This measurement may either be made differentially between tube grids and cathodes, or directly on the color difference signals with appropriate scaling;

                        1.21.2.2 Saturation Changes. The amplitude of the demodulated color difference signals shall change by no more than 1% when the Colorstripe process is cycled on and off;

                        1.21.2.3 Phase Changes. The phase of the regenerated color subcarrier shall change by no more than 1 degree when the Colorstipe process is cycled on and off; and

                        1.21.2.4 Luminance artifacts. The separated luminance signal shall exhibit no amplitude variations in excess of 0.25% on lines with modified colorbursts as compared to lines with normal colorburst.

        1.22 "PROCESS" means Macrovision's proprietary Analog Protection System ("APS") in which the video signal is modified by:

                1.22.1. the AGC System, or

                1.22.2. the AGC System and Colorstripe, as more particularly described in Attachments 1A and 1B;

        1.23 "PRODUCT", sometimes individually referred to herein as a Player or a Recorder, means one or more of the following:

                1.23.1 a Disc player which incorporates the Device, and an analog video output port and associated control software, and which is offered for sale or intended to be offered for sale by Licensee to consumers, directly or indirectly, for purposes of play back of real-time Discs; or

                1.23.2 Disc recorder which incorporates the Device, and an analog video output port and associated control software, and which is offered for sale or intended to be offered for sale by Licensee to consumers, directly or indirectly, for purposes of play back and/or recording of real-time Discs; or

                1.23.3 a digital video tape recorder which incorporates the Device, and an analog video output port and associated control software, and which is offered for sale or intended to be offered for sale by Licensee to consumers, directly or indirectly, for purposes of recording and/or playback of real-time Digital Cassettes, and includes digital video tape recorders as well as camera/recorder ("camcorders" combinations containing analog video output or input ports; or

                1.23.4 a DVD ROM drive and/or a circuit board or other associated circuitry which incorporates or utilizes the Device and an analog video output port and associated control software, and



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                        which is offered for sale or intended to be offered for
                        sale by Licensee to consumers, directly or indirectly, for purposes of play back of real-time Discs;

                1.23.5 any future product incorporating the Device which emulates the functionality of any of the foregoing; provided that any question of interpretation as to whether any such product actually constitutes a Product for the purposes of this definition will be broadly construed in favor of providing copy protection to Rights Holders;

        1.24 "RECORDING DEVICE" means any consumer-type analog video recorders, including camcorders, and/or consumer-type analog television-video recorder combinations which Licensee or affiliates manufactures or sells under its own brand names after the Effective Date;

        1.25 "RIGHTS HOLDER" means an owner of program rights to any material to be recorded on a Disc or a Digital Cassette. Rights Holders will be under individual licenses from Macrovision to activate the Process by encoding or embedding codes onto a copy-protected Disc or Digital Cassette during the mastering and/or manufacturing of the Disc or Digital Cassette;

        1.26 "SECURITY STANDARDS" means the features Licensee must include in the design of the Player or Recorder to reasonably ensure that the Apparatus cannot readily be compromised, activated or deactivated by an unauthorized party, as specified in Attachment 2;

        1.27 "SET TOP DECODER" means a digital video decoder which contains a Device and which enables consumers to receive television broadcasts or transmissions of pay-per-view programming over cable, direct broadcast satellite, telephone lines or by other means;

        1.28 "SUBSIDIARY" means any entity in which the majority of shares entitled to vote for the election of directors is owned or directly or indirectly controlled by a party hereto, for as long as such ownership or control exists;

        1.29 "TECHNOLOGY" means Macrovision's proprietary technology embodying the Apparatus Claims (but not the Method Claims), the technology specified in Attachments 1A, lB, 2 and 3, related trade secrets, know-how, and show-how, and all related improvements developed by Macrovision in the future, necessary to enable a reasonably competent manufacturer to design, develop and/or manufacture Products which will allow application of the Process to the analog output of a Player or a Recorder and which will allow detection of the analog copy protection signal on the analog input of a Recorder, but expressly excludes the technology used for activation of the Adaptive Control of the Process;

        1.30 "TERRITORY" means the countries in which Macrovision has relevant patents, as listed in Attachment 4. Macrovision, upon the written request of Licensee, will consider in good faith the addition of individual nations to the Territory on a nation-by-nation basis; and

        1.31 "TRIGGER BITS" means those Analog Protection System (APS) trigger bits, to control the application of the Process within a Product the function of which is to control the application of the Process within a Product.



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2.      GRANT OF RIGHTS/PAYMENTS

        2.1 GRANT. For valuable consideration, and subject to the terms and conditions of this Agreement, Macrovision grants to Licensee, and Licensee hereby accepts from Macrovision, the following royalty-free, indivisible, non-exclusive and non-transferable rights to use the Technology to:

                2.1.1.  purchase the Device from Authorized Component Suppliers;

                2.1.2. incorporate in the Territory, or have incorporated in the Territory on a subcontract basis for the benefit of Licensee, the Device within one or more Products; and

                2.1.3. use, import, offer for sale, sell and distribute Products worldwide, for use in implementing the Process with program material which has been Copy Protected under agreement with Macrovision, directly or indirectly to consumers solely under Licensee's own brand names; provided that Licensee also has the worldwide right to physically dispose of defective Product after it has been destroyed.

                Macrovision also agrees not to assert its rights against Licensee for Licensee's manipulation or passing of the Trigger Bits by way of a software function.

        2.2 FIELD OF USE RESTRICTIONS. Licensee acknowledges that Macrovision is granting and Licensee is receiving under this Agreement only those rights expressly set out in this Agreement and no other rights or licenses, express, implied or by estoppel. Without limiting the generality of the foregoing, this Agreement grants no rights whatsoever with respect to less-than-real-time applications, pay-per-play Discs and related hardware, Set Top Decoders and Product/Set Top Decoder combinations, Personal Video Recorders and Product/Personal Video Recorder combinations, and Products manufactured in combination with other digital devices. Licensee expressly acknowledges that its right to offer for sale, sell and distribute Products incorporating the Device directly or indirectly to consumers is restricted solely to allowing such consumers to utilize such Products to play program material Copy Protected under an agreement with Macrovision (which restricted use Licensee will incorporate into its Product manuals).

        2.3 OEM'S. Agreement is not applicable by itself to situations in which Licensee proposes to build Product on an original equipment manufacturer (OEM) basis for third party suppliers who market such Products under their own brand names, and no rights to sublicense the Technology are granted hereunder. In addition to this Agreement, a separate non-assertion agreement between Macrovision and Licensee substantially in the form attached hereto as Attachment 7 will be required in such instances, and all such third party suppliers who will sell or otherwise distribute more than five thousand (5,000) Products in any calendar year, directly or indirectly to consumers, under their own brand names, must execute a license agreement with Macrovision under Macrovision's then current license terms, prior to receiving shipment of Product from Licensee. However, provided that Licensee has entered into the separate non-assertion agreement with Macrovision, Licensee may sell a limited number of Macrovision-certified Products to non-licensed third parties on an OEM basis pursuant to the terms of such non-assertion agreement. Macrovision will negotiate the required nonassertion agreement and third party license agreements in good faith. Parties desiring to acquire nonMacrovision capable DVD equipment from Licensee on an OEM basis are not required to obtain a license from Macrovision.

        2.4 FEES APPLICABLE. Notwithstanding Section 2.1, Licensee will pay to Macrovision a license fee in the amount of thirty-thousand U.S. dollars ($30,000.00) which is payable upon execution of the Agreement by Licensee. In addition, throughout the term of this Agreement, Licensee will pay to



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                Macrovision an ongoing annual license fee of fifteen-thousand
                U.S. dollars ($15,000.00) on each anniversary of the Effective Date unless, for any given year, Licensee produces or has produced for it less than one hundred (100) items comprising Products, in which event the annual fee will be five thousand dollars ($5,000.00). If following the Effective Date Licensee chooses to enter the Display Device and/or Recording Device business, then, notwithstanding Section 2.1, Licensee will choose (and notify Macrovision in writing of such choice), prior to shipping any such products for revenue, whether or not it will comply with both Sections 4.3 and 4.4 of this Agreement. If Licensee chooses not to comply with either Section 4.3 or 4.4, as applicable, then the following additional fees will apply:

                2.4.1. ADDITIONAL UP-FRONT FEE. Licensee will pay to Macrovision, in addition to the license fees referred to in section 2.4 hereof, a license fee of one hundred thousand U.S. dollars ($100,000.00), payable thirty
                        (30)days after the twelve-month anniversary of the Effective Date; and

                2.4.2. PRODUCT ROYALTY FEES. Licensee will pay to Macrovision a Product Royalty Fee equal to five U.S. dollars ($5,000.00) or two percent (2%) of Licensee 's wholesale price to its distributors, whichever is greater, for each Product sold by Licensee from the inception of this Agreement until such time as Licensee becomes compliant. All Product Royalty Fees are payable to Macrovision within thirty (30) days after the close of each calendar quarter in which such Product is sold.

                In the event that Licensee chooses to become compliant with Sections 4.3 and 4.4 of this Agreement subsequent to fees becoming payable under this Section, Licensee will not be relieved of its obligation to pay any fees which have accrued prior to such time as Licensee actually becomes compliant.

        2.5     PAYMENT TERMS. Each royalty payment due to Macrovision under
                Section 2.4, if any, will be accompanied by a written statement substantially in accordance with Attachment 6, specifying the amount of payment due Macrovision and the means of calculation thereof. Each statement will be certified as true and correct by an officer of Licensee. Interest will be due on any late payment at the rate of eighteen percent (18%) per annum or the maximum rate permitted under applicable law, whichever is less, from the due date of such payment until the date of actual payment.

        2.6 BILLING ADDRESS. Licensee's billing address for the purposes of this Agreement, if applicable, is:

                48401 Fremont Blvd
                Fremont, Ca 95538
                Attention:  Tai Nguyen
                Tel:  (510) 492-1775
                Fax:  (510) 492-1800

        2.7 AUDIT RIGHTS. Whether or not this Agreement commences as or becomes a royalty-bearing agreement, Macrovision will have the right during the term of this Agreement and for one (1) year thereafter to have an independent certified public accounting firm review or audit Licensee records for the purpose of certifying compliance with this Agreement. All audits will be at Macrovision's expense and conducted during regular business hours, and begun upon at least one (1) week's prior notice. If the audit reveals that any payments due to Macrovision have been understated by more than five percent (5%), or that Licensee has otherwise materially breached this Agreement, then, without limiting any other rights which Macrovision may have in respect thereof, Licensee will



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                reimburse Macrovision for the cost of the audit. Any
                discrepancy in the amounts paid will be corrected within ten
                (10) days of the written notice of the official results of the audit being delivered by the auditor.

3.      DESIGN REQUIREMENTS/CERTIFICATION AND COSTS

        3.1 DESIGN AND DEVELOPMENT OF PRODUCTS. Licensee will design and develop the Product to properly incorporate the Technology in accordance with Attachments lA, lB, 2 and 3. Macrovision will have no responsibility for the design, development, manufacture and distribution of Products. Licensee further agrees and acknowledges that the design, development, manufacture, and integration of the Technology into a Product will be at Licensee 's sole expense.

        3.2 ADAPTIVE CONTROL. Licensee will be solely responsible for implementation from a software and hardware perspective of the Adaptive Control of the Process and the Device. Macrovision will not provide to Licensee any software or hardware component related to Adaptive Control, or any specification therefor, and Licensee will be solely responsible for providing (or obtaining from third parties) the necessary adaptive control capability within the DVD or DVCR format. Licensee acknowledges that the Product specification developed by Macrovision provides for Adaptive Control, but that Authorized Component Suppliers are free to implement Adaptive Control in a unique manner which may result in Adaptive Control differences from one Authorized Component Supplier to another.

        3.3 CERTIFICATION PROCESS. Prior to shipment of the initial item constituting a Product hereunder to any customer (including OEM customers), Licensee will furnish such initial Product and its product manual to Macrovision at Licensee's sole expense, and will coordinate with Macrovision the time period required for the testing and approval thereof. Licensee will not ship any Product or New Product until such item has been tested and approved by Macrovision and Macrovision has provided Licensee with a certificate evidencing such approval. Subsequent Product shipments do not require testing prior to shipping, however, throughout the term of this Agreement, Macrovision may request that Licensee provide up to three (3) representative samples of each Product, even if such Product has already been tested and certified by Macrovision. For purposes of this Agreement, a New Product means any Product which i) contains a Device manufactured by a different manufacturer, ii) which uses different firmware or microcontroller code to control the Device, iii) which uses new navigator software which manipulates the Trigger Bits, or iv)which incorporates changes to the filtering of the analog signal. A Product will also require recertification if it was validated for only one TV standard and subsequently will be deployed in an area with a different TV standard. Licensee agrees to promptly respond* to technical questions raised by Macrovision which arise as a result of such testing or which relate to variances from Attachments lA, lB, 2 and 3 of this Agreement or the Security Standards, and agrees to discuss such matters with Macrovision at Macrovision's facility in Sunnyvale, California as may be reasonably necessary. Licensee agrees that it shall be the Licensee's ongoing responsibility to design and manufacture all Products such that they meet the requirements of Attachments lA, lB, 2 and 3 of this Agreement and the Security Standards.

4.      ADDITIONAL TERMS

        4.1 ACTIVATION/USAGE OF TECHNOLOGY INTO DVD TECHNOLOGY AND/OR DVCR TECHNOLOGY. For the purposes of this Agreement:

                4.1.1. it is assumed that a mechanism by which a Disc and/or a Digital Cassette can be encoded with a part of the Process and/or have the digital bit stream marked in such a manner that it



                                 9~CONFIDENTIAL
                        will activate the Apparatus and add the Process to the analog output of the Product exists and is available to Licensee and/or Rights Holders;

                4.1.2. a Rights Holder will determine if a particular Disc or Digital Cassette is to be Copy Protected;

                4.1.3. the Apparatus will be "off" (i.e., no Process output) unless a Disc or Digital Cassette has been encoded for copy protection and/or has copy protection embedded codes; and

                4.1.4. Licensee agrees that only Macrovision can authorize usage of the Process or encoding or embedding of Process codes or Process activation codes onto Discs and Digital Cassettes.

        4.2 UTILIZATION OF TECHNOLOGY. Licensee will incorporate the Technology in each DVD player, DVD recorder, DVD ROM drive and DVD-related card, circuit board or reference design which it produces or has produced for it. Nothing in this Agreement prohibits Licensee from also incorporating any other form of anticopy technology, whether existing now or in the future, into its Products, or from incorporating the Technology into DVD players, DVD recorders, DVD ROM drives and DVD-related cards or circuit boards which do not have the capability to decrypt digitally encrypted video discs.

        4.3 RECORDING DEVICE RESPONSE TO TECHNOLOGY. Licensee represents and warrants to Macrovision that as of the Effective Date, Licensee does not manufacture or have manufactured for it any items which constitute Recording Devices. Licensee will promptly notify Macrovision in writing in the event that it commences business as a manufacturer or seller of Recording Devices. If during the term of this Agreement Licensee manufactures or has manufactured for it any Recording Devices, then Licensee will use its best efforts, in accordance with this provision, to ensure that its Recording Devices be responsive to Revision 6.1 and 7.1.Dl (or, at Licensee's option, higher) of the Process by stopping recording or recording a Process-encoded input signal in such a way that it is Effective. In particular, Licensee will not alter the design of any Recording Device (including but not limited to changes to the luminance AGC system or color processing) in a manner that would reduce the Effectiveness of the response to the Process as described above. License will either stop selling and manufacturing all such Recording Devices that are not responsive to the Process in a way that is Effective or alter the design (including but not limited to changes to the luminance AGC system or color processing) of such non-responsive Recording Devices so as to render them Effective. Licensee will indicate in writing to Macrovision its actions taken in this regard. This Section 4.3 shall not apply to Recording Devices manufactured and/or distributed for sale to consumers within the United States of America.

        4.4 DISPLAY DEVICE PLAYABILITY WITH MACROVISION ANTICOPY SIGNAL. Licensee represents and warrants to Macrovision that as of the Effective Date, Licensee does not manufacture or have manufactured for it any items which constitute Display Devices. Licensee will promptly notify Macrovision in writing in the event that it commences business as a manufacturer or seller of Display Devices. If during the term of this Agreement Licensee manufactures or has manufactured for it any Display Devices, Licensee, in accordance with the terms of this Section, will ensure that all such Display Devices be Playable with Revision
                6.1 and 7.1.D1 (or higher at Licensee's option) of the Process. Macrovision will provide the information necessary in its reasonable opinion to support Licensee in this effort. Additionally, Licensee will not design Display Devices, or implement designs in future Display Devices, in a manner which has the effect of reducing the Effectiveness of the Process when displaying an analog signal to which the Process has been applied. If prior to May 1, 1999, the interindustry forum to resolve Playability issues has been formed as contemplated in the Joint Explanatory Statement of the Committee of the Conference for the Digital Millennium Copyright



                                       10
                                  CONFIDENTIAL

                Act of the Second Session of the 105th United States Congress (H. R. 2281), then the requirements of this Section 4.4 will be suspended for so long as such inter industry forum remains available to resolve such Playability issues. Licensee understands that the Joint Explanatory Statement contemplates the establishment of an inter industry forum to resolve Playability issues on a worldwide basis which may arise in the future in relation to either revisions to the technical specifications for the Process or the development of new consumer technologies and products. Licensee acknowledges that prior to the Effective Date, the Process was the subject of extensive testing of existing display device technologies which testing included all or virtually all of the major consumer electronics manufacturers, and that this testing resulted in modifications of the specifications (which modifications are incorporated in Revision 7.1.D1) to assure that the Process does not produce noticeable adverse effects on the normal display of content that is protected utilizing the Process. Accordingly, Licensee further acknowledges that it is on notice of the existence of the Process and its technical specifications and should be able to design its products to avoid any adverse effects. Macrovision has agreed to cooperate in the inter industry forum, however, Licensee accepts that Macrovision will not be responsible for resolving future Playability issues with respect to existing display device technologies unless such issues are the result of changes to the technical specifications for the Process made by Macrovision.

        4.5 PROCESS ATTRIBUTES. Licensee will not make any representations about the Apparatus, its effectiveness and attributes that are contrary to any written representations provided by Macrovision. Licensee will instruct its distributors to similarly limit representations made with respect to the Technology.

        4.6 LIQUIDATED DAMAGES. If Licensee fails to comply with Section 4.2 herein, or, having elected to comply with Sections 4.3 and 4.4 herein, fails to comply with one or both such Sections, then the parties agree that, as a realistic assessment of damages suffered by Macrovision and not by way of penalty, Licensee will pay to Macrovision in the form of liquidated damages the greater of the following amounts:

                4.6.1. an amount equal to one hundred thousand U.S. dollars ($100,000.00) plus two-percent (2%) of the wholesale value of all DVD player and DVCR product, whether or not containing the Technology, which Licensee manufactures and makes available for sale; or

                4.6.2.  five hundred thousand U.S. dollars ($500,000.00).

        4.7 CONSEQUENTIAL DAMAGES. Notwithstanding anything contained in this Agreement, Licensee will be liable to Macrovision for consequential damages resulting from Licensee's failure to fully comply with the provisions of Section 4.2, or, after having elected to comply therewith, Sections 4.3 or 4.4, whether as a result of its negligence or intentional conduct.

        4.8 VIDEO CAPTURE CARDS. If video capture cards which Licensee manufactures or has manufactured are capable of capturing the video stream for output at a resolution greater than 240 by 320, and more than thirty (30) fields per second (equivalent to fifteen (15) frames per second), then Licensee will take one of the following actions, at its choice:

                4.8.1. design and manufacture such video capture cards such that they are "AGC aware", i.e., they stop their recording process when a Macrovision pseudo sync pulse and/or AGC pulse is detected in the vertical blanking interval; or

                4.8.2. pass the copy protection signal through the Product transparently (i.e., no analog-to-digital conversion)by hardwire means to the analog output port; or



                                       11
                                  CONFIDENTIAL

                4.8.3. digitize the incoming signal and, if the AGC System or Colorstripe signal is present, apply the Trigger Bits to a Device that activates the AGC System or the combination of the AGC System and Colorstripe, for the purpose of copy protecting any analog output;

                provided, however, that with respect to existing video capture cards Licensee will not be required to implement the terms of this provision until eighteen (18) months after the Effective Date, and that this Section shall not apply to video capture cards which do not accept or process NTSC, PAL or SECAM video input.

5.      SUPPORT AND IMPROVEMENTS

        5.1 MACROVISION SUPPORT. When requested by Licensee, Macrovision will provide, at no cost to Licensee, telephone, fax and email technical support (and in-person support at Macrovision's offices in Sunnyvale, California) and documentation reasonably necessary to assist Licensee and Licensee's chosen Authorized Component Suppliers with the implementation of the Technology in its Products. Macrovision will provide reasonable support to Licensee regarding the use of the Process and its Playability and Effectiveness with TVs and VCRs, and evaluate problems and use reasonable efforts to resolve problems reported to Licensee by consumers.

        5.2 IMPROVEMENTS. Macrovision will apprise Licensee of any improvements in the Apparatus and pursuant to the terms of
                Section 1.5 ("Apparatus Claims") such improvements shall automatically be granted to Licensee pursuant to the terms of
                Section 2 (Grant of Rights/Payments) at no charge to Licensee other than those set forth in Section 2.4 (Fees Applicable) and Macrovision's reasonable non-development related costs for services requested in writing by Licensee, which costs may include (but are not limited to)documentation, travel, meal and lodging expenses. During the term of this Agreement, and pursuant to the terms of Section 2 (Grant of Rights/Payments) Licensee may purchase any improved version of the Device that is made available by Authorized Component Suppliers.

        5.3 COMPLETE DOCUMENTATION. Macrovision represents that the specifications contained in Attachments 1A, lB, 2, and 3 are complete to enable a reasonably competent manufacturer to design, develop and/or manufacture Products which will allow application of the Process to the analog output of a Player or a Recorder and which will allow detection of the analog copy protection signal on the analog input of a Recorder, but exclude the technology used for activation of the Adaptive Control of the Process, and may be updated from time to time to reflect improvements to the Process.

6.      PROPRIETARY RIGHTS

        6.1 PROPRIETARY PROPERTY OF MACROVISION. Licensee recognizes and agrees that the Apparatus, the Process and the Technology are the proprietary property of Macrovision and that Licensee has no right to sublicense the Apparatus, the Process or the Technology to any party and has only such limited rights as are expressly granted by Macrovision to Licensee hereunder. Macrovision represents and warrants that it owns the Technology and has the right and power to enter into this Agreement with Licensee. Macrovision represents that it has no knowledge as of the Effective Date of any material claims by third parties that the Process as implemented using the Device infringes any third party patents.

        6.2 PRODUCT NOTICE. Licensee will display notices as set forth in Attachment 5 on Products and associated collateral material, as required to appropriately protect Macrovision's intellectual property



                                       12
                                  CONFIDENTIAL
                rights in the country of Product distribution. Such notices may be in a language appropriate to the countries where the Product will be distributed.

7.      QUALITY CONTROL

        Licensee will employ such industry quality standards with respect to use of the Technology as would be expected of a reasonably competent manufacturer of electronic devices of the nature and complexity of the Products, and will design, develop and manufacture Products and any related operating system software capable of using the Apparatus in compliance with the Security Standards and Adaptive Control. Licensee will coordinate any quality control questions which may arise in respect of Adaptive Control with the relevant Rights Holders. Licensee further agrees to employ such quality standards with respect to integration of the Device into Products. Licensee will be solely responsible for carrying out adequate tests of the Process variables specified in Attachments 1A and 1B for the purpose of confirming that the design has been implemented properly and that the Licensee's Product correctly incorporates the Technology.

8.      INDEMNIFICATION

        8.1 INDEMNIFICATION OF MACROVISION. Licensee will indemnify Macrovision against any and all third party claims of infringement, including patent, copyright and trade secret claims which may be asserted against Macrovision on the grounds and to the extent that any modifications to the Apparatus or the Technology made by Licensee infringes upon such third party 's patent(s), copyright(s)or trade secret rights. Licensee will have the right to defend against, control the defense of, and settle any action based upon any such claims. Licensee will bear all costs and expenses, including reasonable attorney' fees, incurred in connection with the defense of any such claims or as a result of any settlement made or judgment reached on the basis of such claims. Macrovision will:

                8.1.1. promptly notify Licensee in writing if and when such a claim is made;

                8.1.2. furnish such information and assistance as Licensee may reasonably request in connection with the defense, settlement or compromise of such claim;

                8.1.3. not enter into any settlement of any such claim without Licensee 's prior written consent; and

                8.1.4. allow Licensee to direct the defense of and/or handle such suit, claim or proceeding.

9.      DISCLAIMER OF WARRANTIES AND REVISION LEVEL OF TECHNOLOGY

        9.1 THE TECHNOLOGY IS LICENSED UNDER THIS AGREEMENT BY MACROVISION TO LICENSEE "AS IS". NOTHING IN THIS AGREEMENT WILL BE CONSTRUED AS A WARRANTY OR REPRESENTATION THAT:

                9.1.1. LICENSEE WILL BE ABLE TO MAKE OR INCORPORATE THE DEVICE OR THE PRODUCT WITHOUT INFRINGING THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES;

                9.1.2. LICENSEE WILL BE ABLE TO SUCCESSFULLY MAKE OR INCORPORATE THE APPARATUS, DEVICE OR PRODUCT; OR

                9.1.3. LICENSEE IS GRANTED ANY RIGHTS BY IMPLICATION, ESTOPPEL OR OTHERWISE EXCEPT THE RIGHTS EXPRESSLY SET FORTH HEREIN.



                                       13
                                  CONFIDENTIAL

        9.2 SPECIFIC REVISION OF TECHNOLOGY. LICENSEE RECOGNIZES THAT THE LEVEL OF REVISION OF THE PROCESS AND SPECIFICATIONS INCLUDED IN THIS AGREEMENT IS REVISION 7.1.Dl AND THAT THE REVISION LEVEL TO BE INCORPORATED AT THE TIME OF MANUFACTURE MAY BE DIFFERENT FROM THE REVISION LEVEL OF ATTACHMENTS lA, lB, 2 AND 3 AT THE TIME OF EXECUTION OF THIS AGREEMENT. LICENSEE FURTHER RECOGNIZES THAT THE REVISION LEVEL OF ATTACHMENTS lA, lB, 2 AND 3 MAY BE THE SUBJECT OF INDUSTRY STANDARDIZATION OF THE FORMAT SPECIFICATIONS FOR THE DVD TECHNOLOGY AND THE DVCR TECHNOLOGY AND MAY BE CHANGED FROM REVISION 7.1.D1. LICENSEE ASSUMES FULL RESPONSIBILITY FOR INCLUDING THE APPROPRIATE REVISION LEVEL SPECIFICATIONS IN PRODUCTS PRODUCED BY LICENSEE.

10.     LIMITATION OF LIABILITY

        10.1 IN NO EVENT WILL MACROVISION BE LIABLE FOR LOSS OF PROFITS, LOSS OF BUSINESS, COST OF PROCURING SUBSTITUTE GOODS OR SERVICES, OR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES OR ANY NATURE OR RIND WHATSOEVER, ARISING OUT OF OR RELATING TO THIS AGREEMENT.

        10.2 IN NO EVENT WILL MACROVISION'S LIABILITY IN CONNECTION WITH THE TECHNOLOGY, THE DEVICE, THE PROCESS, OR THIS AGREEMENT EXCEED THE AMOUNTS PAID BY LICENSEE TO MACROVISION UNDER THIS AGREEMENT. THIS LIMITATION WILL APPLY TO ALL CAUSES OF ACTION IN THE AGGREGATE, INCLUDING, BUT NOT LIMITED TO, BREACH OF CONTRACT, BREACH OF WARRANTY, MACROVISION'S NEGLIGENCE, STRICT LIABILITY, PROPRIETARY RIGHTS INFRINGEMENT, MISREPRESENTATION AND ALL OTHER TORTS.

11.     TERM AND TERMINATION

        11.1 TERM. This Agreement will commence on the Effective Date and will continue in effect for a period of five (5) years thereafter, unless earlier terminated in accordance with its terms. Subject to such earlier termination, this Agreement will automatically renew for two (2) three-year renewal terms unless, within ninety (90) days prior to the commencement of a renewal term, Macrovision is unable to produce at Licensee's written request at least one letter from a major Hollywood film studio indicating such studio's desire to have the Technology continue to be implemented in industry DVD players and/or related DVD products. At the end of the second renewal term, Licensee is free to choose not to renew this Agreement.

        11.2 TERMINATION FOR BREACH. Other than with respect to Sections 4.2,4.3,4.4 and 11.3, in the event of a material breach by one party in the performance of its duties, obligations or undertakings under this Agreement, the other party will have the right to give written notice to the breaching party advising such party of the specific breach involved. If the breaching party will not have remedied such breach within thirty (30) days after such notice, the other party will have the right, in addition to any other rights and remedies it may have, to terminate this Agreement immediately upon written notice to the defaulting party of such default with reasonable supporting documentation specifying in detail the nature of such default. The thirty (30) day cure period is not applicable to breaches of confidentiality or improper disclosure of proprietary technology or other trade secrets.

        11.3 TERMINATION FOR NON-PAYMENT. If Licensee fails to make any payment due to Macrovision under this Agreement, and has failed to remedy such default within ten (10) days following written notice



                                       14
                                  CONFIDENTIAL
                from Macrovision, then Macrovision will have the right, in addition to any other rights and remedies it may have, to immediately terminate this Agreement upon written notice to Licensee.

        11.4 TERMINATION FOR NON-USE. In the event Licensee does not offer Products for sale in the normal course of its business within two years of the Effective Date of this Agreement, or fails to offer Products for sale in the normal course of its business for any period thereafter during the term of this Agreement that exceeds one year, then Macrovision, at its option, may terminate this Agreement by giving written notice to Licensee.

        11.5    EFFECT OF TERMINATION. Upon the termination of this Agreement:

                11.5.1. all rights granted to Licensee under this Agreement immediately will terminate and absolutely no interest whatsoever in any of such rights will thereafter remain in Licensee; and

                11.5.2. Licensee will immediately cease the manufacture and/or distribution of Products.

        11.6 CONTINUING LIABILITY. No termination of this Agreement will in any manner whatsoever release, or be construed as releasing, any party from any liability to the other arising out of or in connection with a party's breach of or failure to perform any covenant, agreement, duty or obligation contained herein prior to the date of such termination.

12.     CONFIDENTIAL INFORMATION

        12.1 CONFIDENTIALITY. Macrovision and Licensee (on behalf of themselves and their respective officers, employees and agents)each agree to use all reasonable efforts to keep secret and confidential, and not to use or permit the use of for any purpose whatsoever, during the term of this Agreement and for a period of three (3) years thereafter, all written confidential information (including the terms of this Agreement) acquired from the other party ("Confidential Information"), whether prior to or during the term of this Agreement, except as disclosure or use of such Confidential Information is permitted by this Agreement or by a writing signed by the parties hereto. This confidentiality requirement will extend to Licensee's relationships with subcontractors and/or distributors. To that end, without limiting the generality of the foregoing, Macrovision and Licensee each agree that the Technology technical information provided by Macrovision and all information concerning the Security Standards is deemed Confidential Information for the purpose of this Section. The parties will promptly confirm any oral disclosure of Confidential Information in writing, and cause all other written materials and other documents containing Confidential Information to be plainly marked by the disclosing party to indicate the secret and confidential nature thereof, and to prevent the unauthorized use or reproduction thereof. Information which is labeled as "Trade Secret" will be protected for so long as such information remains secret and confidential. The obligations imposed upon each party hereto by this Section will not apply with respect to any information which:

                12.1.1. is or becomes published or otherwise is generally
                        available to the public other than through the fault of the receiving party; or

                12.1.2. is publicly released in writing by the disclosing party;
                        or

                12.1.3. is lawfully obtained from a third party without a duty of confidentiality; or

                12.1.4. is known to the receiving party prior to such disclosure and was not improperly obtained; or



                                       15
                                  CONFIDENTIAL

                12.1.5. is, at any time, developed by the receiving party
                        independently of any such disclosure from the disclosing party.

                The disclosure of Confidential Information shall not be precluded if such disclosure is in response to a valid order of a court or other governmental body or is otherwise required to be disclosed by law; provided, however, that the receiving party shall first have given written notice to the disclosing party so that the disclosing party may seek an appropriate protective order.

        12.2 EQUITABLE REMEDIES. Each party acknowledges that in the event it breaches any confidentiality provision of this Agreement, the other party may be irreparably harmed and may not have an adequate remedy at law. In the event either party commits or threatens to commit any such breach, the other party will be entitled to injunctive relief to enforce its rights hereunder, without being required to post any bond or other security.

        12.3 SURVIVAL OF OBLIGATIONS. The obligations of the parties under this Section 12 will survive, in accordance with the terms hereof, the term and termination of this Agreement and will remain in full force and effect regardless of the cause of any termination.

13.     EXPORT CONTROLS AND EXCISE TAXES

        13.1 FOREIGN CONTROL REGULATIONS. The export regulations of the U.S. Department of Commerce prohibit, except under special validated license, the export from the United States of technical data relating to certain commodities unless the exporter has received certain written assurances from the foreign importer. In order to facilitate the exchange of information in accordance with this Agreement and in conformity with the regulations relating to the exportation of technical data, Licensee agrees to fully comply with all relevant regulations of the U.S. Department of Commerce and to assure that no violation of such regulations or of the authorizing legislation therefor will occur.

        13.2 EXCISE TAXES. The parties anticipate that there will not be any sales tax, use tax, or other excise tax imposed upon the transactions set forth in this Agreement. However, in the event that ay sales tax, use tax, or other excise tax is imposed upon Macrovision by any jurisdiction with respect to such transactions, Licensee will reimburse Macrovision the amount of any and all such taxes paid by Macrovision (excluding taxes on the income of Macrovision) to the fullest extent permitted by law.

14.     MISCELLANEOUS PROVISIONS

        14.1 GOVERNING LAW. This Agreement will be governed by and interpreted in accordance with the laws of the State of California, as applied to an agreement between two residents of California to be wholly performed in California.

        14.2 ARBITRATION. Except for claims regarding ownership or infringement of the Technology, the Apparatus Claims, the Method Claims and/or the Process, any dispute between the parties arising out of, or relating to, the validity, construction, interpretation or performance of this Agreement that cannot be resolved amicably shall be submitted to binding arbitration, to be held in San Francisco, California, USA, in accordance with the rules of the American Arbitration Association. Any such arbitration proceeding shall be conducted before an arbitration panel composed of three (3) arbitrators; each party shall designate one (1) arbitrator, and the two (2) arbitrators so designated shall designate the third arbitrator. The decision and award of the arbitrators shall (i) be in writing, (ii) state the reasons therefor, (iii) be based solely on the terms and conditions of this Agreement, as interpreted under the laws of the State of California, USA, and (iv) shall be final and binding upon the parties. The decision and award of the arbitrators in any such arbitration



                                       16
                                  CONFIDENTIAL
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                proceeding may be enforced in any court of competent
                jurisdiction. However, nothing in this provision shall prohibit either party from seeking injunctive relief as expressly provided for herein.

        14.3 RIGHTS CUMULATIVE. Each and all of the various rights, powers and remedies of the parties will be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

        14.4 NOTICES. All notices, consents or demands of any kind which either party to the Agreement may be required or may desire to serve on the other party in connection with this Agreement will be in writing, will be deemed complete upon delivery and will be delivered by facsimile with a confirming copy sent by mail, personal service or by registered or certified mail, return receipt requested, deposited in the United States mail with postage thereon fully prepaid, addressed to the party at the address or facsimile number set forth in the initial paragraph of this Agreement. Service of any such notice, consent or demand so made by mail will be deemed complete on the date of actual delivery as shown by the addressee's registry or certification receipt. Each party hereto may from time-to-time, by notice in writing served upon the other as aforesaid, designate a different mailing address or facsimile number or a different person to which such notices or demands are thereafter to be addressed or delivered.

        14.5 SEVERABILITY. If any of the provisions of this Agreement are held to be void or unenforceable, the parties agree that such determination will not result in the nullity or unenforceability of the remaining portions of this Agreement. The parties further agree to replace such void or unenforceable provisions of this Agreement with valid and enforceable provisions which will achieve, to the extent legally permissible, the economic, business and other purposes of the void or unenforceable provisions.

        14.6 COUNTERPARTS. This Agreement may be executed in separate counterparts, and by facsimile, each of which will be deemed an original, and when executed, separately or together, will constitute a single original instrument, effective in the same manner as if the parties had executed one and the same instrument.

        14.7 ENTIRE AGREEMENT. This Agreement is intended by the parties to be the final expression of their agreement and constitutes and embodies the entire agreement and understanding between the parties hereto and constitutes a complete and exclusive statement of the terms and conditions thereof, and will supersede any and all prior correspondence, conversations, negotiations, agreements or understandings relating to the same subject matter.

        14.8 AMENDMENTS. No change in, modification of or addition to the terms and conditions contained herein will be valid as between the parties unless set forth in a writing which is signed by authorized representatives of both the parties and which specifically states that it constitutes an amendment to this Agreement.

        14.9 WAIVER. No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, will be deemed to be, or be construed as, a further or continuing waiver of that term, provision or condition or any other term, provision or condition of this Agreement.



                                       17
                                  CONFIDENTIAL
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        14.10   ASSIGNMENT. Neither party hereto will assign this Agreement or any rights or obligations hereunder to any party without the prior written consent of the other party hereto, such consent not to be unreasonably withheld. However, either party may assign this Agreement in total to a successor in interest.

        14.11 BINDING ON SUCCESSORS AND ASSIGNS. Subject to the restrictions of Section 14.10 (Assignment), this Agreement and all of its terms, conditions and covenants are intended to be fully effective and binding, to the extent permitted by law, on the successors and permitted assigns of the parties hereto.

        14.12 CAPTIONS. Captions are provided in this Agreement for convenience only and they form no part of this Agreement and are not to serve as a basis for interpretation or construction of this Agreement, nor as evidence of the intention of the parties hereto.

        14.13 DISCLAIMER OF AGENCY. Nothing contained in this Agreement is intended or will be construed so as to constitute the parties to this Agreement as partners or joint venturers or as agents of each other. Neither party will have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party in any contract, agreement or undertaking with any third party.

        14.14 PUBLICITY. Macrovision and Licensee agree that from time-to-time it will be beneficial to both parties to issue press releases and other public announcements concerning benefits arising from the manufacture and sale of Products. Each party agrees to submit for mutual approval any press release which involves the other party and the Technology, such approval not to be unreasonably withheld. Macrovision may at any time "line list" Licensee as an authorized Product Licensee. Likewise, Licensee may publicly disclose that it is a Macrovision-authorized Product Licensee.

        14.15 ATTORNEYS FEES: In any dispute, action, litigation, or arbitration between the parties arising out of or related to this Agreement, the prevailing party therein shall be entitled to have its attorneys' fees, reasonable expenses, related litigation costs and costs of suit (if any) paid by the nonprevailing party.

        14.16 EFFECTIVENESS. This Agreement shall be effective only when signed by all parties.

        14.17 AMBIGUITIES. Each party and its counsel have participated fully in the review and revision of this agreement.



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                Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in interpreting this agreement.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the Effective Date.



MACROVISION CORPORATION                VIALTA.COM, INC.


By: /s/ [ILLEGIBLE]                    By /s/ JAI NGUYEN
   -----------------------------         ---------------------------------------

Name:   Chris Wilcox                    Name: Jai Nguyen
     ---------------------------            ------------------------------------

Title:  Dir., Contracts                Title: V.P. of Business Development
      --------------------------             -----------------------------------

Date:   5/1/00                         Date:  4-4-00
     ---------------------------            ------------------------------------





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                                     NOTICE

        ATTACHMENTS 1 - 3 OF THIS AGREEMENT ARE THE LATEST VERSION OF THE

  "SPECIFICATIONS OF THE MACROVISION ANTITAPING PROCESS FOR DIGITAL PLATFORMS"

            IF YOU DO NOT HAVE A COPY OF THE SPECIFICATIONS DOCUMENT,

      PLEASE CALL THE CONTRACTS ADMINISTRATIVE ASSISTANT AT (408)743-8462.




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                                  CONFIDENTIAL